AMENDMENT NO. 11 TO MANAGEMENT AGREEMENT

    THIS AMENDMENT NO. 11 TO MANAGEMENT AGREEMENT (“Amendment”) is effective as of the 1st day of August, 2023 (the “Effective Date”), by and between AMERICAN CENTURY INVESTMENT TRUST, a Massachusetts business trust and registered investment company (the “Company”), and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., a Delaware corporation (hereinafter called the “Investment Manager”).

    WHEREAS, the Company and the Investment Manager are parties to a certain Management Agreement effective as of July 16, 2010, and amended effective as of July 26, 2013, December 1, 2015, April 10, 2017, July 28, 2017, July 31, 2017, August 1, 2018, August 1, 2019, August 1, 2020, November 3, 2020 and May 19, 2022 (the “Agreement”); and

    WHEREAS, the parties hereto desire to enter into this Amendment to reflect management fee changes for the Short Duration Fund;

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the merger of the series of shares titled NT Diversified Bond Fund into the series of shares titled Diversified Bond Fund; and

WHEREAS, the parties desire to enter into this Amendment to eliminate the G Class of shares of U.S. Government Money Market.

    NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1.Amendment of Schedules A, B and C. Schedules A, B and C to the Agreement are hereby amended by deleting them in their entirety and inserting in lieu therefor the Schedules A, B and C attached hereto.

2.Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the effectiveness of those provisions of the Agreement.

3.Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

[Remainder of page intentionally left blank; signature page to follow.]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective duly authorized officers to be effective as of the day and year first above written.

American Century Investment Management, Inc.	American Century Investment Trust
/s/ Victor Zhang	/s/ Patrick Bannigan
Victor Zhang President	Patrick Bannigan President

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American Century Investment Trust     Schedule A: Investment Category Fee Schedules
Schedule A
Investment Category Fee Schedules
Money Market Funds

	Rate Schedules
Category Assets	Schedule 1	Schedule 2	Schedule 3	Schedule 4
First $1 billion	0.2500%	0.2700%	0.3500%	0.2300%
Next $1 billion	0.2070%	0.2270%	0.3070%	0.1870%
Next $3 billion	0.1660%	0.1860%	0.2660%	0.1460%
Next $5 billion	0.1490%	0.1690%	0.2490%	0.1290%
Next $15 billion	0.1380%	0.1580%	0.2380%	0.1180%
Next $25 billion	0.1375%	0.1575%	0.2375%	0.1175%
Thereafter	0.1370%	0.1570%	0.2370%	0.1170%
Bond Funds

	Rate Schedules
Category Assets	Schedule 1	Schedule 2	Schedule 3	Schedule 4	Schedule 5	Schedule 6
First $1 billion	0.2800%	0.3100%	0.3600%	0.6100%	0.4100%	0.5900%
Next $1 billion	0.2280%	0.2580%	0.3080%	0.5580%	0.3580%	0.5380%
Next $3 billion	0.1980%	0.2280%	0.2780%	0.5280%	0.3280%	0.5080%
Next $5 billion	0.1780%	0.2080%	0.2580%	0.5080%	0.3080%	0.4880%
Next $15 billion	0.1650%	0.1950%	0.2450%	0.4950%	0.2950%	0.4750%
Next $25 billion	0.1630%	0.1930%	0.2430%	0.4930%	0.2930%	0.4730%
Thereafter	0.1625%	0.1925%	0.2425%	0.4925%	0.2925%	0.4725%
Bond Funds (cont’d)

	Rate Schedules
Category Assets	Schedule 7	Schedule 8	Schedule 9	Schedule 10
First $1 billion	0.3800%	0.4600%	0.4400%	0.6929%
Next $1 billion	0.3280%	0.4080%	0.3880%	0.6409%
Next $3 billion	0.2980%	0.3780%	0.3580%	0.6109%
Next $5 billion	0.2780%	0.3580%	0.3380%	0.5909%
Next $15 billion	0.2650%	0.3450%	0.3250%	0.5779%
Next $25 billion	0.2630%	0.3430%	0.3230%	0.5759%
Thereafter	0.2625%	0.3425%	0.3225%	0.5754%
Equity Funds

	Rate Schedules
Category Assets	Schedule 1	Schedule 2	Schedule 3	Schedule 4	Schedule 5	Schedule 6	Schedule 7
First $1 billion	0.5200%	0.7200%	1.2300%	0.8700%	1.0000%	1.1500%	1.3000%
Next $5 billion	0.4600%	0.6600%	1.1700%	0.8100%	0.9400%	1.0900%	1.2400%
Next $15 billion	0.4160%	0.6160%	1.1260%	0.7660%	0.8960%	1.0460%	1.1960%
Next $25 billion	0.3690%	0.5690%	1.0790%	0.7190%	0.8490%	0.9990%	1.1490%
Next $50 billion	0.3420%	0.5420%	1.0520%	0.6920%	0.8220%	0.9720%	1.1220%
Next $150 billion	0.3390%	0.5390%	1.0490%	0.6890%	0.8190%	0.9690%	1.1190%
Thereafter	0.3380%	0.5380%	1.0480%	0.6880%	0.8180%	0.9680%	1.1180%

A-1

American Century Investment Trust Schedule B: Investment Category Assignments

Schedule B
Investment Category Assignments

American Century Investment Trust

Series	Category	Applicable Fee Schedule Number
Prime Money Market Fund	Money Market Funds	3
U.S. Government Money Market Fund	Money Market Funds	4
Diversified Bond Fund	Bond Funds	5
High-Yield Fund	Bond Funds	6
Short Duration Inflation Protection Bond Fund	Bond Funds	7
Core Plus Fund	Bond Funds	3
Short Duration Fund	Bond Funds	7
J:\LG\ACIT\Management Agreement\ACIT Mgmt Agt Amendment No. 8 08-2020.docx    B-1

American Century Investment Trust Schedule C: Complex Fee Schedules

Schedule C
Complex Fee Schedules

ALL FUNDS EXCEPT CORE PLUS, DIVERSIFIED BOND AND U.S. GOVERNMENT MONEY MARKET FUND

	Rate Schedules
Complex Assets	All Other Classes	R5 Class	G Class	I Class	R6 Class	Y Class
First $2.5 billion	0.3100%	0.1100%	0.0600%	0.2100%	0.0600%	0.1100%
Next $7.5 billion	0.3000%	0.1000%	0.0500%	0.2000%	0.0500%	0.1000%
Next $15.0 billion	0.2985%	0.0985%	0.0485%	0.1985%	0.0485%	0.0985%
Next $25.0 billion	0.2970%	0.0970%	0.0470%	0.1970%	0.0470%	0.0970%
Next $25.0 billion	0.2870%	0.0870%	0.0370%	0.1870%	0.0370%	0.0870%
Next $25.0 billion	0.2800%	0.0800%	0.0300%	0.1800%	0.0300%	0.0800%
Next $25.0 billion	0.2700%	0.0700%	0.0200%	0.1700%	0.0200%	0.0700%
Next $25.0 billion	0.2650%	0.0650%	0.0150%	0.1650%	0.0150%	0.0650%
Next $25.0 billion	0.2600%	0.0600%	0.0100%	0.1600%	0.0100%	0.0600%
Next $25.0 billion	0.2550%	0.0550%	0.0050%	0.1550%	0.0050%	0.0550%
Thereafter	0.2500%	0.0500%	0.0000%	0.1500%	0.0000%	0.0500%

ALL FUNDS EXCEPT CORE PLUS, DIVERSIFIED BOND AND U.S. GOVERNMENT MONEY MARKET FUND

Series	Investor Class	R5 Class	A Class	C Class	G Class	I Class	R Class	R6 Class	Y Class
Prime Money Market Fund	Yes	No	Yes	Yes	No	No	No	No	No
High-Yield Fund	Yes	Yes	Yes	Yes	No	Yes	Yes	Yes	Yes
Short Duration Inflation Protection Bond Fund	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Short Duration Fund	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	No

J:\LG\ACIT\Management Agreement\ACIT Mgmt Agt Amendment No. 9 11-2020.docx    C-1

American Century Investment Trust Schedule C: Complex Fee Schedules

CORE PLUS FUND ONLY

	Rate Schedules
Complex Assets	Investor	A Class	C Class	G Class	I Class	R Class	R5 Class
First $2.5 billion	0.3100%	0.3100%	0.3100%	0.1100%	0.2100%	0.3100%	0.1100%
Next $7.5 billion	0.3000%	0.3000%	0.3000%	0.1000%	0.2000%	0.3000%	0.1000%
Next $15.0 billion	0.2985%	0.2985%	0.2985%	0.0985%	0.1985%	0.2985%	0.0985%
Next $25.0 billion	0.2970%	0.2970%	0.2970%	0.0970%	0.1970%	0.2970%	0.0970%
Next $25.0 billion	0.2870%	0.2870%	0.2870%	0.0870%	0.1870%	0.2870%	0.0870%
Next $25.0 billion	0.2800%	0.2800%	0.2800%	0.0800%	0.1800%	0.2800%	0.0800%
Next $25.0 billion	0.2700%	0.2700%	0.2700%	0.0700%	0.1700%	0.2700%	0.0700%
Next $25.0 billion	0.2650%	0.2650%	0.2650%	0.0650%	0.1650%	0.2650%	0.0650%
Next $25.0 billion	0.2600%	0.2600%	0.2600%	0.0600%	0.1600%	0.2600%	0.0600%
Next $25.0 billion	0.2550%	0.2550%	0.2550%	0.0550%	0.1550%	0.2550%	0.0550%
Thereafter	0.2500%	0.2500%	0.2500%	0.0500%	0.1500%	0.2500%	0.0500%

CORE PLUS FUND ONLY

Series	Investor Class	A Class	C Class	G Class	I Class	R Class	R5 Class
Core Plus Fund	Yes	Yes	Yes	Yes	Yes	Yes	Yes

    C-2

American Century Investment Trust Schedule C: Complex Fee Schedules

U.S. GOVERNMENT MONEY MARKET FUND ONLY

Rate Schedules
Complex Assets	All Classes Inv/A/C
First $2.5 billion	0.3100%
Next $7.5 billion	0.3000%
Next $15.0 billion	0.2985%
Next $25.0 billion	0.2970%
Next $25.0 billion	0.2870%
Next $25.0 billion	0.2800%
Next $25.0 billion	0.2700%
Next $25.0 billion	0.2650%
Next $25.0 billion	0.2600%
Next $25.0 billion	0.2550%
Thereafter	0.2500%

Series	Investor Class	R5 Class	A Class	C Class	G Class
U.S. Government Money Market Fund	Yes	No	Yes	Yes	No

    C-3

American Century Investment Trust Schedule C: Complex Fee Schedules

DIVERSIFIED BOND ONLY

Rate Schedules

Complex Assets	All Other Classes	I Class	G Class	R5 Class	R6 Class	Y Class
First $2.5 billion	0.3100%	0.1100%	0.0600%	0.1100%	0.0600%	0.0800%
Next $7.5 billion	0.3000%	0.1000%	0.0500%	0.1000%	0.0500%	0.0700%
Next $15.0 billion	0.2985%	0.0985%	0.0485%	0.0985%	0.0485%	0.0685%
Next $25.0 billion	0.2970%	0.0970%	0.0470%	0.0970%	0.0470%	0.0670%
Next $25.0 billion	0.2870%	0.0870%	0.0370%	0.0870%	0.0370%	0.0570%
Next $25.0 billion	0.2800%	0.0800%	0.0300%	0.0800%	0.0300%	0.0500%
Next $25.0 billion	0.2700%	0.0700%	0.0200%	0.0700%	0.0200%	0.0400%
Next $25.0 billion	0.2650%	0.0650%	0.0150%	0.0650%	0.0150%	0.0350%
Next $25.0 billion	0.2600%	0.0600%	0.0100%	0.0600%	0.0100%	0.0300%
Next $25.0 billion	0.2550%	0.0550%	0.0050%	0.0550%	0.0050%	0.0250%
Thereafter	0.2500%	0.0500%	0.0000%	0.0500%	0.0000%	0.0200%

Series	Investor Class	G Class	I Class	A Class	C Class	R Class	R5 Class	R6 Class	Y Class
Diversified Bond Fund	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes

    C-4